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                                                                                                             EXHIBIT 12


                                                             MERRILL LYNCH PREFERRED CAPITAL TRUST II
                                                              MERRILL LYNCH PREFERRED FUNDING II, L.P.
                                                               COMPUTATION OF RATIOS OF EARNINGS TO
                                                 COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                                                                    (dollars in thousands)


                                              FOR THE THREE MONTHS ENDED                  FOR THE THREE MONTHS ENDED
                                                  SEPTEMBER 24, 1999                          SEPTEMBER 25, 1998
                                         ------------------------------------      --------------------------------------
                                          MERRILL LYNCH       MERRILL LYNCH         MERRILL LYNCH         MERRILL LYNCH
                                            PREFERRED           PREFERRED             PREFERRED             PREFERRED
                                         CAPITAL TRUST II    FUNDING II, L.P.      CAPITAL TRUST II      FUNDING II, L.P.
                                         ----------------    ----------------      ----------------      ----------------
Earnings                                     $  6,186            $  7,242              $  6,186              $  7,254
                                             ========            ========              ========              ========



Fixed charges                                $   -               $   -                 $   -                 $   -

Preferred securities distribution
  requirements                                  6,000               6,186                 6,000                 6,186
                                             --------            --------              --------              --------

Total combined fixed charges and
  preferred securities distributions         $  6,000            $  6,186              $  6,000              $  6,186
                                             ========            ========              ========              ========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                       1.03                1.17                  1.03                  1.17






                                              FOR THE NINE MONTHS ENDED                 FOR THE NINE MONTHS ENDED
                                                  SEPTEMBER 24, 1999                        SEPTEMBER 25, 1998
                                         ------------------------------------      ------------------------------------
                                           MERRILL LYNCH       MERRILL LYNCH        MERRILL LYNCH       MERRILL LYNCH
                                             PREFERRED           PREFERRED            PREFERRED           PREFERRED
                                         CAPITAL TRUST II    FUNDING II, L.P.      CAPITAL TRUST II    FUNDING II, L.P.
                                         ----------------    ----------------      ----------------    ----------------

Earnings                                     $ 18,557            $ 21,746              $ 18,557              $ 21,763
                                             ========            ========              ========              ========



Fixed charges                                $   -               $   -                 $   -                 $   -

Preferred securities distribution
  requirements                                 18,000              18,557                18,000                18,557
                                             --------            --------              --------              --------

Total combined fixed charges and
  preferred securities distributions         $ 18,000            $ 18,557              $ 18,000              $ 18,557
                                             ========            ========              ========              ========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                       1.03                1.17                  1.03                  1.17

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